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                                                                   EXHIBIT 99.1



                                                           FOR IMMEDIATE RELEASE
                                                     CONTACT: CHARLES N. TALBERT
                                                  DIRECTOR OF INVESTOR RELATIONS
                                                                  (404) 262-3252



                   JDN REALTY CORPORATION ANNOUNCES EXPIRATION
                OF FUNDING AGREEMENTS, ENGAGING FINANCIAL ADVISOR

         ATLANTA -- (April 17, 2000) -- JDN Realty Corporation (NYSE: JDN) today announced that the interim funding agreement with its revolving bank group and a similar agreement with its term bank group expired on Friday, April 14, 2000 as a result of the inability of the parties to consummate the previously announced oral agreement for further extension or amendment of the credit agreements. Under these funding agreements, the bank groups had provided the Company access to credit on an unsecured basis under its existing credit agreements. Although the Company will continue to discuss with the bank groups an extension of the funding agreements or an amendment to the existing credit agreements, there can be no assurance that any extension or amendment will be agreed to by the Company and the bank groups. Unless and until such an extension or amendment is agreed to, the bank groups have the right to declare all indebtedness owing to them to be due and payable because of the Company's previously announced non-financial defaults. The failure to obtain an extension or an amendment or alternative financing will affect the Company and its results of operations and prospects in a materially adverse manner.

         The Company also announced that it is in the process of engaging a financial advisor to provide the Company with advice on alternative means for financing its business.

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         JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, the Company owns and operates directly or indirectly 114 properties, containing approximately
12.8 million square feet of gross leasable area, located in 17 states. The common stock and preferred stock of JDN Realty Corporation are listed on the New York Stock Exchange under the symbols "JDN" and "JDNPrA," respectively.

         JDN Realty Corporation considers the portions of the information contained in this release and statements made in connection with this release with respect to the Company's beliefs and expectations of the outcome of future events, such as the ability of the Company to negotiate and consummate an extension or an amendment to its funding or credit agreements, to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Such statements are, by their nature, subject to certain risks and uncertainties. We caution you that a number of factors, including but not limited to the impact of the events described in this release on the Company's ability to complete current and to initiate future development projects, the Company's market capitalization and the Company's business prospects and relationships with its creditors, tenants and employees, the ability to attract and retain key employees, the impact of any restated financial statements, the inability to maintain current dividend levels, or any litigation or regulatory actions taken as a result of the events described


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in this release, may adversely affect the Company's financial condition and results of operations. Other risks, uncertainties and factors that could adversely affect the Company's financial condition and results of operations are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. JDN Realty Corporation does not undertake any obligation to release publicly any revisions to forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.